UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FLOWSERVE CORPORATION

(Exact name of registrant as specified in its charter)

New York	31-0267900
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5125 N. O’Connor Boulevard Suite 2300, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.250% Senior Notes Due 2022	New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-183634

Securities to be registered pursuant to Section 12(g) of the Act:

None

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number of Principal Executive Offices
Flowserve Corporation*	New York	31-0267900	5125 N. O’Connor Boulevard Suite 2300, Irving, Texas 972-443-6500

Flowserve US Inc.	Delaware	75-2778918	5125 N. O’Connor Boulevard Suite 2300, Irving, Texas 972-443-6500

Flowserve International, Inc.	Delaware	95-3887956	5125 N. O’Connor Boulevard Suite 2300, Irving, Texas 972-443-6500

Flowserve Holdings, Inc.	Delaware	75-2737169	5125 N. O’Connor Boulevard Suite 2300, Irving, Texas 972-443-6500

Flowserve Management Company	Delaware	75-2737324	5125 N. O’Connor Boulevard Suite 2300, Irving, Texas 972-443-6500

*	Flowserve Corporation is the issuer of the debt securities registered hereby. The other listed Co-Registrants are guarantors of the debt securities.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Flowserve Corporation (the “Company”) and the Co-Registrants have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated March 10, 2015 (the “Prospectus Supplement”) to a prospectus dated August 30, 2012 (the “Prospectus”) contained in the effective Registration Statement on Form S-3ASR (Registration No. 333-183634), which Registration Statement was filed with the Commission on August 30, 2012, relating to the securities to be registered hereunder (including any guarantee of such securities by the Co-Registrant). The Company and the Co-Registrants incorporate by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the notes and guarantees,” “Currency conversion” and “Material United States federal tax consequences” in the Prospectus Supplement and “Description of debt securities and guarantees” in the Prospectus.

Item 2.	Exhibits.

Exhibit No.	Description of Exhibit

4.1.	Senior Indenture, dated September 11, 2012, by and between Flowserve Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 11, 2012 (SEC File No. 001-13179)).

4.2	First Supplemental Indenture, dated September 11, 2012, by and among Flowserve Corporation, certain of its subsidiaries and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated September 11, 2012 (SEC File No. 001-13179)).

4.3	Second Supplemental Indenture, dated November 1, 2013, by and among Flowserve Corporation, certain of its subsidiaries and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated November 1, 2013 (SEC File No. 001-13179)).

4.4	Third Supplemental Indenture, dated March 17, 2015, by and among Flowserve Corporation, certain of its subsidiaries and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated March 17, 2015 (SEC File No. 001-13179)).

4.5	Form of Note representing the 1.250% Senior Notes due 2022 (included as Exhibit A to Exhibit 4.4 and incorporated by reference).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Flowserve Corporation

Date: March 17, 2015	By:	/s/ CAREY A. O’CONNOR
Carey A. O’Connor
Senior Vice President and General Counsel

Flowserve US Inc.

Date: March 17, 2015	By:	/s/ LUKE E. ALVERSON
Luke E. Alverson
Vice President and Secretary

Flowserve International, Inc.

Date: March 17, 2015	By:	/s/ LUKE E. ALVERSON
Luke E. Alverson
Vice President and Secretary

Flowserve Holdings, Inc.

Date: March 17, 2015	By:	/s/ LUKE E. ALVERSON
Luke E. Alverson
Vice President and Secretary

Flowserve Management Company

Date: March 17, 2015	By:	/s/ LUKE E. ALVERSON
Luke E. Alverson
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1.	Senior Indenture, dated September 11, 2012, by and between Flowserve Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 11, 2012 (SEC File No. 001-13179)).

4.2	First Supplemental Indenture, dated September 11, 2012, by and among Flowserve Corporation, certain of its subsidiaries and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated September 11, 2012 (SEC File No. 001-13179)).

4.3	Second Supplemental Indenture, dated November 1, 2013, by and among Flowserve Corporation, certain of its subsidiaries and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated November 1, 2013 (SEC File No. 001-13179)).

4.4	Third Supplemental Indenture, dated March 17, 2015, by and among Flowserve Corporation, certain of its subsidiaries and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated March 17, 2015 (SEC File No. 001-13179)).

4.5	Form of Note representing the 1.250% Senior Notes due 2022 (included as Exhibit A to Exhibit 4.4 and incorporated by reference).